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September 14, 2004


IMAX Corporation
2525 Speakman Drive
Mississauga, Ontario L5K 1B1
Shearman & Sterling LLP
199 Bay Street, Suite 4405
Toronto, Ontario  M5L 1E8
                                IMAX Corporation
                     $160,000,000 9 5/8% Senior Notes due 2010

Ladies and Gentlemen:


                  I, Robert D. Lister, Executive Vice President, Business and Legal Affairs and General Counsel of IMAX Corporation, a Canadian corporation (the "Company"), have agreed to provide an in-house legal opinion in connection with the registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") on February 27, 2004, as amended by amendment no. 1 to the Registration Statement ("Amendment No. 1") filed with the Commission on May 6, 2004, as further amended by amendment no. 2 ("Amendment No. 2") to the Registration Statement filed with the Commission on July 28, 2004, and as further amended by amendment no. 3 ("Amendment No. 3") to the Registration Statement to be filed with the Commission, relating to the exchange offer, as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), by the Company of up to $160,000,000 aggregate principal amount of its 9 5/8% Senior Notes due 2010 which are to be registered under the Act(the "Registered Notes") in exchange for its outstanding 9 5/8% Senior Notes due 2010 issued on December 4, 2003 (the "Outstanding Notes"). The Registered Notes are to be fully and unconditionally guaranteed on a senior basis, jointly and severally, by each of the Original Guarantors (as defined below) as to payment of principal, premium, if any, and interest (the "Guarantees"). The Registered Notes and the Guarantees are to be issued under an indenture dated as of December 4, 2003 (the "Indenture"), between the Company, each of the Company's subsidiaries signatory thereto (the "Original Guarantors") and U.S. Bank National Association, as trustee (the "Trustee"), as supplemented by the supplemental indenture dated April 1, 2004 (the "Supplemental Indenture") among the Company, the Original Guarantors, Taurus-Littrow Productions Inc. and 3D Sea II Ltd. (the "First Supplemental Guarantors") and the Trustee, and as further supplemented by the second supplemental indenture dated July 14, 2004 (the "Second Supplemental Indenture") among the Company, the Original Guarantors, the First Supplemental Guarantors, Big Engine Films Inc. (together with the Original Guarantors and the First Supplemental Guarantors, the "Guarantors") and the Trustee.


                  In such capacity, I have examined the Registration Statement, Amendment No. 1, Amendment No. 2, Amendment No. 3, specimens of the global certificate relating to the Registered Notes, including the Guarantees, and the originals, or copies identified to my satisfaction, of such corporate records of the Company and the Guarantors, certificates of public officials, officers of the Company and the Guarantors and other persons, and such other documents, agreements and instruments as I have deemed necessary as a basis for the opinions hereinafter expressed. In my examinations, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the originals of all documents submitted to us as copies.

                  The opinions set forth below are limited to the laws of the jurisdictions of incorporation or formation of the Company and the Guarantors and I do not express any opinion herein concerning any other laws.

                  Based upon the foregoing, I am of the opinion that (i) the execution and delivery by the Company of the Registered Notes have been duly authorized by the Company and (ii) the execution and delivery by each of the Guarantors of the Guarantees have been duly authorized by each of the Guarantors.



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         I hereby consent to the filing of this opinion with the Commission as an exhibit to Amendment No. 3. In giving such consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,



                                             /s/ Robert D. Lister
                                             -----------------------------------
                                             Robert D. Lister
                                             Executive Vice President, Business
                                             and Legal Affairs and General
                                             Counsel of IMAX Corporation



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